EXHIBIT 8







                      FIRST AMENDMENT TO SECURITY AGREEMENT

                         Dated as of September 30, 2004

                                      Among

                         The Grantors referred to herein

                                   as Grantors
                                   -----------

                                       and

                  WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION

                        as Trustee and Collateral Agent,
                        --------------------------------

                and the other Secured Parties referred to herein



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                      FIRST AMENDMENT TO SECURITY AGREEMENT

First Amendment to Security Agreement dated as of September 30, 2004 (this "FIRST AMENDMENT TO SECURITY Agreement") made by HOLLINGER INC., a Canadian corporation (the "COMPANY"), RAVELSTON MANAGEMENT INC., an Ontario corporation ("RMI"), and 504468 N.B. INC., a New Brunswick corporation ("NBI"), and the Additional Grantors (as such term is defined in Section 19 of the Security Agreement dated March 10, 2003 (the "SECURITY AGREEMENT") among the Company, RMI, NBI and the Additional Grantors) (the Company, RMI, NBI, and the Additional Grantors being, collectively, the "GRANTORS"), to WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent under the Indenture (as hereinafter defined) (in such capacity, together with any successor appointed pursuant to the Indenture, the "COLLATERAL AGENT") for itself, each of the Holders (as defined in the Indenture), and each other secured party specified in any of the other Note Documents (as hereinafter defined) (collectively, the "SECURED PARTIES"), being an amendment to the Security Agreement.

                  PRELIMINARY STATEMENTS

                  (1) The Company, as issuer, and RMI and NBI, as guarantors, entered into an Indenture dated as of March 10, 2003 (said indenture, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the "INDENTURE") with The Ravelston Corporation Limited, Sugra Limited and the Collateral Agent.

                  (2) The Grantors entered into the Security Agreement in order to grant to the Collateral Agent for the ratable benefit of itself and the other Secured Parties a security interest in the Collateral (as defined in the Security Agreement).

                  (3) The Company, as issuer, and RMI and NBI, as guarantors, have entered into a First Supplemental Indenture (the "SUPPLEMENTAL INDENTURE") dated as of the date hereof with The Ravelston Corporation Limited, Sugra Limited and the Collateral Agent in order to amend the Indenture to permit, among other things, the issuance of New Notes (as defined in the Supplemental Indenture) pursuant to the New Notes Indenture (as defined in the Supplemental Indenture).

                  (4) It is desired to amend certain provisions of the Security Agreement to reflect the terms of the Supplemental Indenture.

                  (5) The Company intends to issue up to $15,000,000 in aggregate principal amount of New Notes to be secured by a second priority security interest in the Senior Notes Collateral pursuant to a security agreement dated the date hereof among the Grantors and HSBC Bank USA, National Association, as trustee and as collateral agent under the New Notes Indenture (the "NEW NOTES COLLATERAL AGENT") and an intercreditor agreement dated the date hereof among the Company, Trustee, the Collateral Agent, the trustee for the New Notes and the New Notes Collateral Agent.

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                  (6) For all purposes of this First Amendment to Security
Agreement, except as otherwise stated herein, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Security Agreement or in the Note Documents (as defined in the Security Agreement), as the case may be.

                  NOW THEREFORE, in consideration of the premises and in order to implement the terms of the Supplemental Indenture, each Grantor agrees with the Collateral Agent and the other Secured Parties that the Security Agreement will be hereby amended as follows:

Section 1. Amendment of Section 10 of the Security Agreement. The third sentence of Section 10(a) of the Security Agreement is hereby amended and restated by deleting that sentence in its entirety and replacing it with the following:

                  "Except for the security agreement dated as of September 30, 2004 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NEW NOTES SECURITY AGREEMENT") among the Grantors and HSBC Bank USA, National Association, as trustee and as collateral agent under the New Notes Indenture, no Grantor will become bound by a security agreement authenticated by another Person which by its terms may pertain to the Collateral (including, without limitation, a security agreement authenticated as provided in Section 9-203(d) of the
                  UCC) without giving the Collateral Agent 30 days prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature of the Collateral Agent's security interest in the Collateral will be maintained."

                  Section 2. Amendments of Section 13 of the Security Agreement.

                  (a) Subsection 13(a)(ii) of the Security Agreement is hereby amended and restated by deleting that subsection in its entirety and replacing it with the following:

                  "(ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for: (A) the pledge, assignment and security interest created under this Agreement and (B) the pledge, assignment and security interest created under the New Notes Security Agreement."

                  (b) Section 13 of the Security Agreement is hereby amended to add a new Section 13(c) at the end thereof as follows:

                  "(c) The Collateral Agent is authorized to hold the Collateral as agent for the benefit of the secured parties under the New Notes Security Agreement, including the Second Priority Notes Collateral Agent (as defined in the New Notes Security Agreement) (collectively, the "SECOND PRIORITY SECURED


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PARTIES"), to the extent of such secured parties' interest in the Collateral as provided in, and otherwise subject to the terms and conditions of, the New Notes Security Agreement and the New Notes Intercreditor Agreement, provided that the Collateral Agent shall not be required to take any action with respect to the Collateral or any proceeds thereof in favor of the Second Priority Secured Parties unless expressly provided in the New Notes Intercreditor Agreement or an instruction properly given pursuant thereto.

                  Section 3. Amendment of Section 17 of the Security Agreement. The last sentence of Section 17(b) of the Security Agreement is hereby amended and restated by deleting that sentence in its entirety and replacing it with the following:

                  Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Second Priority Notes Collateral Agent, if such turnover is required by the applicable provisions of the New Notes Intercreditor Agreement, and if not so required, to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  Section 4. Amendment of Schedule III to the Security Agreement. Schedule III to the Security Agreement is hereby amended and restated by deleting that Schedule in its entirety and replacing it with Schedule A annexed hereto.

                  Section 5. Miscellaneous.

                  (a) Effectiveness. Upon the execution hereof, the amendments to the Security Agreement set forth herein shall become effective, the Security Agreement shall be modified in accordance therewith and this First Amendment to Security Agreement shall form part of the Security Agreement for all purposes.

                  (b) GOVERNING LAW. THIS FIRST AMENDMENT TO SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  (c) Counterparts. This First Amendment to Security Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this First Amendment to Security Agreement by telecopier shall be effective as delivery of an original executed counterpart of this First Amendment to Security Agreement.

                  (d) Successors and Assigns. All covenants and agreements in this First Amendment to Security Agreement by the Company or any other Grantor shall bind its successors and assigns, whether so expressed or not.


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                  (e) Conflicts. In the event of a conflict between the terms and conditions of the Security Agreement and the terms and conditions of this First Amendment to Security Agreement, the terms and conditions of this First Amendment to Security Agreement shall prevail.

                  (f) Headings. The Section and Subsection headings in this First Amendment to Security Agreement are for convenience only and shall not affect the construction hereof.

                  (g) Separability Clause. In case any provision in this First Amendment to Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in anyway be affected or impaired thereby.

                  (h) Benefits of First Amendment to Security Agreement. Nothing in this First Amendment to Security Agreement, express or implied, shall give to any Person (other than the parties hereto, their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this First Amendment to Security Agreement.

                  (i) The Trustee and the Collateral Agent. The recitals herein shall be taken as statements of the Grantors and neither the Trustee nor the Collateral Agent shall assume any responsibility for their correctness. Neither the Trustee nor the Collateral Agent make any representations as to the validity or sufficiency of this First Amendment to Security Agreement.













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                  IN WITNESS WHEREOF, each of parties hereto and the Collateral
Agent have caused this First Amendment to Security Agreement to be duly executed, all as of the day and year first written above.

                               HOLLINGER INC.

                               By: /s/ Peter G. White
                                   ---------------------------------------------
                                   Title: Co-COO


                               RAVELSTON MANAGEMENT INC.

                               By: /s/ Peter G. White
                                   ---------------------------------------------
                                   Title: Executive VP


                               504468 N.B. INC.

                               By: /s/ Peter G. White
                                   ---------------------------------------------
                                   Title: Executive VP


                               WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and as Collateral Agent under the Indenture

                               By: /s/ Steven A. Finklea
                                   ---------------------------------------------
                                   Title: CCTS Vice President







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                                                              SCHEDULE A TO THE
                                          FIRST AMENDMENT TO SECURITY AGREEMENT


                             ASSIGNMENTS AGREEMENTS


GRANTOR         ASSIGNED AGREEMENT
-------         ------------------

RMI Services Agreement between Hollinger International Inc. and The Ravelston Corporation Limited, dated as of January 1, 1998 as assigned by The Ravelston Corporation Limited to Ravelston Management Inc. pursuant to a Transfer and Consent Agreement dated July 5, 2002 (as amended, amended and restated, or otherwise modified or supplemented from time to time). (Agreement has been terminated).

RMI Amended and Restated Services Agreement between Hollinger Canadian Publishing Holdings Co. and The Ravelston Corporation Limited, dated as of December 1, 1999 as assigned by The Ravelston Corporation Limited to Ravelston Management Inc. pursuant to a Transfer and Consent Agreement dated July 5, 2002 (as amended, amended and restated, or otherwise modified or supplemented from time to time). (Agreement has been terminated).

HI Support Agreement between Hollinger Inc. and Ravelston Management Inc. dated as of March 10, 2003 (as amended, amended and restated, or otherwise modified or supplemented from time to time).